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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 15, 2000 relating to the consolidated financial statements of SIPEX Corporation, which report appears in SIPEX Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.

      The report of KPMG LLP covering the December 31, 1999 financial statements contains an explanatory paragraph that states that the consolidated financial statements as of December 31, 1998 and for the two-year period then ended, have been restated to reflect a pooling-of-interests transaction with Calogic. The 1999 and 1998 financial statements of Calogic were audited by Sallman, Yang & Alameda and the report of KPMG LLP, insofar as it relates to the amounts included for Calogic as of December 31, 1998 and for each of the years in the two-year period then ended, is based solely on the report of Sallman, Yang & Alameda.

KPMG LLP
                                                       /s/ KPMG LLP
March 22, 2000